Exhibit 10.8

MEZZANINE LOAN AGREEMENT

MEZZANINE LOAN AGREEMENT (this “Agreement”), dated as of the [__] day of November , 2015, by and between 32ND ST. LANDIS FAMILY HOLDINGS LLC, a Delaware limited liability company (“Borrower”) and LANDWIN PARTNERS FUND I, LLC, Delaware limited liability company (together with its successors and assigns, “Lender”).

W I T N E S S E T H:

A. 32nd Street Landis Family LLC, a Delaware limited liability company (“32nd Street Landis Family”) and 32nd Street LLC, a Delaware limited liability company (“32nd Street”), as tenants in common (collectively, “Property Owner”), are the fee owner of a certain parcel of real property located at 3165 East Lincoln Drive, Phoenix Arizona (the “Property”), and is in the process of owning, operating and managing the Property (the “Project”).

B. The Property is currently subject to a mortgage loan (the “Mortgage Loan”) which is duly recorded in the applicable property records by the lender (“Mortgage Lender”).

C. Borrower has requested that Lender provide financing to Borrower in the amount of up to $2,044,000.00 (the “Loan”) to finance part of the Project or for such other purposes as may be approved by the Lender.

D. Lender is willing to provide such financing, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower, intending to be legally bound, hereby agree as follows:

ARTICLE I
PARTICULAR TERMS; DEFINITIONS

For all purposes of this Agreement, the following terms, except as otherwise expressly provided or unless the context requires otherwise, shall have the respective meanings hereinafter specified, such definitions to be applicable equally to the singular and plural forms of such terms:

“Affiliate”: As to any person or entity, any other person or entity which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person or entity. For purposes of this definition, control of a person or entity shall mean the power, direct or indirect, (i) to vote five (5%) percent or more of the securities or other interests having ordinary voting power for the election of directors or other managing persons thereof or (ii) to direct or cause the direction of the management and policies of such person or entity, whether by contract or otherwise.

“Collateral”: As defined in the Pledge Agreement.

“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Event of Default”: As defined in Section 5.1 hereof.

“Exchange Agreement”: That certain Exchange Agreement, of even date herewith, by and between Borrower and Lender.

“Governmental Authority”: The United States of America, the State in which the Premises are located and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them having jurisdiction over the Premises or the Borrower.

“Indebtedness”: As to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts, (v) all liabilities secured by any mortgage, pledge, lien or other security interest on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like non-consensual statutory liens arising in the ordinary course of business), and (vi) contingent obligations or liabilities.

“Indemnified Party”: (a) Lender, (b) each director, officer shareholder, member, partner, employee, Affiliate, subsidiary of any and all of the foregoing Persons, and (c) each successor and assign of each of the foregoing Persons, in each case including any successors or assigns by merger, consolidation or acquisition of all or substantially all of the assets or business of any such Person, whether during the term of the Loan or as a part of or following a foreclosure of the Loan.

“Initial Closing”: The time of execution and delivery hereof by Borrower and Lender.

“Interest Rate”: a rate per annum equal to five percent (5%).

“Land”: That certain parcel of land located at 3165 East Lincoln Drive, Phoenix Arizona.

“Loan”: as defined in Recital Clause C.

“Loan Documents”: This Agreement, the Note, the Pledge Agreement, and any other documents now, previously or hereafter evidencing and/or securing the Loan

“Material Adverse Change”: a material adverse change in the financial condition of Borrower or the Premises, which has or would have a material adverse effect on the ability of Borrower to perform its obligations under the Loan Documents to which it is a party.

“Maturity Date”: the earlier of (A) the five (5) year anniversary of the date hereof and (B) the date on which Property Owner disposes of the Premises, whether by sale or otherwise.

“Maximum Commitment” shall mean the aggregate principal amount of the Loan, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

“Mortgage Assignment of Leases and Rents”: That certain Assignment of Leases and Rents made by Property Owner, collectively as assignor, in favor of Mortgage Lender, as assignee.

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“Mortgage Loan Documents”: The Mortgage Note, the Mortgage, the Mortgage Assignment of Leases and Rents, or any or all of the foregoing, as the context may require.

“Mortgage Loan”: As defined in Recital Clause B.

“Mortgage Note”: That certain Promissory Note made by Property Owner in favor of Mortgage Lender in the , which evidences evidencing the Mortgage Loan.

“Mortgage”: That certain Deed of Trust, Security Agreement and Fixture Filing made by Property Owner that provides a mortgage for the benefit of Mortgage Lender.

“Note”: That certain Mezzanine Loan Note, of even date herewith, made by Borrower to the order of Lender, in the maximum principal amount of the Loan.

“Permitted Debt”: As defined in Section 4.1 hereof.

“Person”: An individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

“Pledge Agreement”: That certain Pledge and Security Agreement, of even date herewith, by and among Borrower, Lender and 32nd St. Landis Family.

“Pledged Interests”: As defined in the Pledge Agreements.

“Premises”: The Land and the improvements to be constructed on the Land in accordance with the Plans, and the building materials, personal property, fixtures, furniture, equipment and other items described in the granting clauses of each of the Mortgages and/or owned or to be owned and/or leased by Borrower and used in the construction or operation of the Improvements or any improvements situated or constructed on the Land.

“Proceeds”: (a) All “proceeds” (as such term is defined in the UCC) and “products” with respect to the Collateral including, without limitation, whatever is receivable or received when Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, (b) all rights to payment, including return premiums, with respect to any insurance relating thereto, (c) all interest, dividends and other property receivable or received on account of the Collateral or proceeds thereof, (including, without limitation, all distributions or other income from the Pledged Interests, all collections thereon and all distributions with respect thereto) and (d) proceeds of any indemnity or guaranty payable to Borrower or Lender from time to time with respect to any Collateral.

“Prohibited Person”: (a) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, (e) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, www.treasury.gov/ofac/downloads/t11sdn.pdf or at any replacement website or at any other official publication of such list, and (f) a Person who is affiliated with a Person described in clauses (a) – (e) above.

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“Requirement”: Any law, ordinance, order, rule or regulation of a Governmental Authority.

“Single Purpose Entity”: A Person, other than an individual, which (a) is formed or organized solely for the purpose of owning, operating, using, selling, financing, and otherwise disposing of the Collateral, and obtaining the Loan, (b) does not engage in any business unrelated to the Collateral and the ownership, operation, use, sale, financing and other disposition thereof, (c) has not and will not have any assets other than those related to its interest in the Collateral or the operation, management and financing thereof or any indebtedness other than the Permitted Debt, (d) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (e) holds itself out as being a Person, separate and apart from any other Person, (f) does not and will not commingle its funds or assets with those of any other Person, (g) conducts its own business in its own name, (h) maintains separate financial statements, provided that the financial information of such Person may be included in the consolidated financial statements of any parent entity so long as such financial information is clearly identified, (ix) pays its own liabilities and expenses out of its own funds to the extent available, (i) observes all partnership, corporate or limited liability company formalities, as applicable, (j) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (k) does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (l) does not acquire obligations or securities of any other Person, including its partners, members or shareholders, (m) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (n) uses separate stationery, invoices, and checks, (o) maintains an arms-length relationship with its Affiliates, (p) does not and will not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, (q) does and will continue to correct any known misunderstanding regarding its separate identity, (r) intends to maintain adequate capital in light of its contemplated business operations; provided, however, that no owner of any direct or indirect interest in Borrower shall be required to contribute capital to Borrower solely as a result of this clause (r), (s) has and will continue to have a partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document which has been approved by Lender, and (t) has not and will not engage in, seek, or consent to the dissolution, winding up, liquidation, consolidation or merger and has not and will not engage in, seek or consent to any asset sale, transfer of the partnership, membership or shareholder interests, or amendments of its partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document. If such Person is a limited partnership or a limited liability company (other than a single member limited liability company), the general partner, manager or managing member of such Person (the “SPC Entity”) shall be an entity whose sole asset is its interest in such Person and the SPC Entity will at all times (1) be a Single Purpose Entity, and (2) comply, and will cause such Person to comply, in all material respects with each of the representations, warranties, and covenants contained in Section 3.1(e) or Section 3.1(f), as applicable, as if such representation, warranty or covenant was made directly by such general partner, manager or managing member.

“Transfer”: The conveyance, assignment, sale, mortgaging, pledging, hypothecation, granting of a security interest in (other than the assignments, mortgages, pledges, hypothecations and grants of security interests granted by Borrower to Lender pursuant to the Loan Documents), granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Premises, (b) in Borrower (or any trust of which Borrower is a trustee), (c) in 32nd St. Landis Family, or (d) in any Person having a direct or indirect legal or beneficial ownership in Borrower; and shall also include, without limitation to the foregoing, the following: (i) an installment sales agreement wherein Borrower agrees to sell the Property, or Borrower agrees to sell the Collateral, or any part thereof or interest therein, respectively, for a price to be paid in installments; (ii) all agreements (including, without limitation, Leases) by Borrower leasing all or a substantial part of the Property to one or more Persons pursuant to a single or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or all rent derived from the Premises; (iii) any instrument (A) subjecting the Premises to a condominium regime except as contemplated by the Mortgage Loan Documents, or (B) transferring ownership to a cooperative corporation in violation of the Mortgage Loan Documents; (iv) the issuance of any new or additional legal or beneficial ownership interests in Borrower or any Person described in clause (c), including, without limitation issuance of new stock in a corporation or the admission of new partners or members; and (v) the dissolution or termination Borrower or any Person described in clause (c) above or the merger or consolidation of Borrower or such Person with any other Person.

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ARTICLE II
THE LOAN

Section 2.1 The Loan. Subject to the terms and conditions of this Agreement, at the Initial Closing, Lender shall make the Loan to Borrower.

Section 2.2 Repayment of the Loan; Evidence of Debt.

(a) Borrower hereby unconditionally promises to pay to Lender, on the Maturity Date, the then unpaid principal amount of the Loan, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents.

(b) Amounts prepaid or repaid on the Loan may not be reborrowed.

Section 2.3 Interest. Interest on the outstanding principal amount of the Loan will accrue at the Interest Rate, and accrued interest shall be payable at the time of any repayment of the Loan including on the Maturity Date. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

Section 2.4 Prepayments. Borrower shall have the right to prepay the outstanding principal amount of the Loan, in whole or in part, without any charge, fee, or similar additional amounts. Any prepayments shall be applied first to the accrued and unpaid interest and then on the outstanding principal amount of the Loan.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby represents and warrants to Lender that, except as otherwise stated to the Lender by the Borrower:

Section 3.1 Existence, Power and Competency

(a) Borrower is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware with full power and authority to consummate the transactions contemplated hereby, and all Loan Documents executed by each Borrower are valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally and subject to general principles of equity.

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(b) Borrower has been and shall, at all times while the Loan or any part thereof is outstanding, be a Single Purpose Entity. Borrower and each member of Borrower at all times since Borrower’s formation has complied, and will continue to comply in all material respects, with the provisions of its respective organizational and governing documents.

Section 3.2 Litigation

Except as otherwise expressly disclosed to Lender in writing, there are no actions, suits or proceedings pending, or, to Borrower’s knowledge, threatened in writing against or affecting Borrower or the Premises, or involving the validity or enforceability of the Loan Documents or the priority of the lien thereof, at law or in equity, or before or by any Governmental Authority which, , would result in a Material Adverse Change.

Section 3.3 Collateral

(a) Pledgor (as defined in the Pledge Agreement) is the sole owner of its Collateral; and (b) the Collateral is not encumbered by any mortgages or other liens other than pursuant to the Pledge Agreement and the other Loan Documents.

Section 3.4 Solvency

Borrower is not insolvent (as such term is defined in Section 101(31) of the Bankruptcy Code of 1978, as amended) and will not be rendered insolvent (as such term is defined in Section 101(31) of the Bankruptcy Code of 1978, as amended) by execution of this Agreement, the Note, the Pledge Agreement, any other the document evidencing and securing the Loan, or consummation of any of the transactions contemplated hereby or thereby.

Section 3.5 Loan Documents

All of the representations made by Borrower in the other Loan Documents are true and correct in all material respects.

ARTICLE IV
COVENANTS OF BORROWER

Borrower hereby covenants and agrees with Lender as follows:

Section 4.1 Indebtedness

Borrower shall not, directly or indirectly, create, incur, assume or suffer to exist any liability for Indebtedness (including subordinated Indebtedness), except (i) Indebtedness due with respect to the Loan or the Mortgage Loans, and (ii) subordinate indebtedness for unsecured trade payables in the ordinary course of business, which are not evidenced by a note, and which do not exceed $10,000.00 in the aggregate at any time (collectively, (i) and (ii), “Permitted Debt”).

Section 4.2 Compliance with Requirements

Borrower will promptly comply in all material respects with all Requirements as and when required and furnish Lender, promptly after Lender’s request, proof of compliance reasonably satisfactory to Lender.

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Section 4.3 Inspection of Collateral

Borrower will permit Lender, or its representatives, on reasonable prior notice during normal business hours, to inspect the Collateral.

Section 4.4 Satisfaction of Loan Document Conditions

Borrower will cause all provisions hereof, the Note, the Pledge Agreements and all other Loan Documents on Borrower’s part to be performed or to be satisfied. Borrower will immediately (upon transmission or receipt) deliver to Lender copies of all material notices and correspondence received with respect to the aforementioned documents.

Section 4.5 Brokers

Borrower agrees to indemnify each Indemnified Party from claims of brokers and any other third parties arising by reason of the execution hereof or the consummation of the transactions contemplated hereby, and Borrower agrees to indemnify, defend and hold each Indemnified Party harmless from any and all claims for brokerage commissions; Borrower hereby represents that Borrower has not dealt with any broker in regard to the Loan.

Section 4.6 Notices Affecting the Collateral

Borrower will transmit to Lender, promptly upon receipt thereof, any written communication adversely affecting Lender’s security or materially adversely affecting the financial condition of Borrower and will promptly respond fully to any inquiry of Lender made with respect thereto.

Section 4.7 Transactions with Affiliates; Distributions

Borrower shall not (a) enter into or become a party to any agreement, transaction or arrangement with Borrower, or any Affiliate of Borrower, without the prior written consent of Lender in each instance; provided, however, that Lender will not unreasonably withhold, delay or condition its approval of such agreements, transactions or arrangements which are on arms-length, third-party terms (each as so approved, an “Approved Affiliate Agreement”), it being understood that as of the date of this Agreement Borrower has not entered into any such agreements, transactions or arrangements, other than the Development Services Agreement, (b) make any payment or distribution to Borrower, or any Affiliate of Borrower, except pursuant to any Approved Affiliate Agreement (including the Development Services Agreement) or, provided same is included in an approved Request for Advance, a line item in the Budget setting forth such payment or distribution with specificity, or (c) distribute any profits, dividends, earnings, distributions or other payments to any member of Borrower except in accordance with an agreement approved by Lender.

Section 4.8 Security Interest in Property

Borrower will grant Lender a security interest in and to all Collateral subject, in each case, only to the lien of the Pledge Agreement and the other Loan Documents.

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Section 4.9 Single Purpose Entity

Each Borrower shall maintain its respective status as a Single Purpose Entity at all times during the term of the Loan, and at all times that the Loan remains outstanding under this Agreement or the other Loan Documents.

Section 4.10 Transfers Prohibited

Borrower shall not cause or permit any Transfer to occur without Lender’s prior written consent. Lender may declare the Loan immediately due and payable upon any Transfer without Lender’s prior written consent without regard to whether any impairment of Lender’s security or any increased risk of default hereunder can be demonstrated. This provision shall apply to every Transfer of the Collateral or the Property or any part thereof or interest in the Collateral, the Property or the in Borrower regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

ARTICLE V
EVENTS OF DEFAULT

Section 5.1 Defaults; Events of Defaults

The following defaults shall, after the giving of notice and/or the passage of time as provided in Section 5.2 below, each constitute an “Event of Default” hereunder:

(a) if (i) default shall be made in the payment of the principal and/or interest due under the Note, or (ii) default shall be made in the payment of any other fee or amount due under the Note, this Agreement or any other Loan Document;

(b) if Borrower fails to comply with or there shall be a default by Borrower under any of the terms, covenants or conditions of this Agreement, the Note or any other Loan Document, or if any of the same shall cease to be in full force and effect;

(c) if at any time any representation or warranty made by Borrower to Lender in this Agreement or in any other Loan Document or in any certificate or statement delivered in connection herewith shall be incorrect or misleading in any material respect as of the date the representation or warranty was made (or deemed remade);

(d) If an “Event of Default” exists under any of the Mortgage Loan Documents which is not cured in full in accordance with the terms of the Mortgage Loan Documents;

(e) if any action or proceeding shall be pending before any court, quasi-judicial body or administrative agency relative to the Loan, Borrower, the Collateral or any part thereof, which results in a Material Adverse Change or calls into question the validity or enforceability of any of the Loan Documents;

(f) if Borrower shall cause or permit any Transfer (other than with Lender’s prior written consent) of the Collateral or any direct or indirect interest therein or any direct or indirect interest in the Borrower in violation of this Agreement or the other Loan Documents;

(g) if by the order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Premises, or any part thereof, or of Borrower, shall be appointed and such order shall not be discharged or dismissed within sixty (60) days after such appointment;

(h) if Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or of any substantial part of its property, or if Borrower shall make any general assignment for the benefit of creditors;

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(i) if any of the creditors of Borrower shall commence against Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and if such case shall not be discharged or dismissed within sixty (60) days after the date on which such case was commenced;

(j) if final judgment for the payment of money in excess of $500,000.00 with respect to Borrower that is not covered by insurance to Lender’s satisfaction shall be rendered against Borrower and Borrower shall not discharge the same or cause it to be discharged within ninety (90) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal within the aforementioned ninety (90) day period;

(k) if Borrower ceases to be a Single Purpose Entity.

Section 5.2 Notice and Cure

The defaults described in Section 5.1 shall constitute Events of Default hereunder upon the giving of the following notice and the passage of the following time, to the extent applicable:

(a) with respect to any default in payment of principal, immediately after the same shall become due and payable, whether at maturity or by acceleration or otherwise, and with respect to any monetary default other than a default in payment of principal at maturity or upon acceleration thereof, five (5) days after Lender has given Borrower notice of such default;

(b) with respect to any non-monetary defaults under clause (b) of Section 5.1, thirty (30) days after the date Borrower has notice of such default, provided that if a non-monetary default is not curable within such thirty (30) day period but Borrower commences to cure same and diligently pursues the cure to completion, Borrower shall have an additional period not to exceed sixty (60) days (i.e., ninety (90) days in all) to complete the cure of the default, provided Borrower is at all times diligently pursuing the cure and provided such default shall not result in a Material Adverse Change;

(c) with respect to the defaults described in clause (e) or (l) of Section 5.1, thirty (30) days after the occurrence of such default provided such default is capable of being cured by Borrower or such longer period, not to exceed sixty (60) days in the aggregate, as is reasonably required to cure same (provided Borrower promptly commences and diligently pursues such cure); and

(d) with respect to the other defaults hereinabove described, there shall be no requirement that Lender give notice of default and there shall be no opportunity to cure.

Section 5.3 Certain Remedies

In addition to any right or remedy available to it and/or them under the Pledge Agreements, the Note and the other Loan Documents, Lender shall have the right, upon the occurrence of any default specified in Section 5.1 after giving effect to all applicable notice and cure provisions in Section 5.2, to cease funding and disbursing, as applicable, the Loan or making and disbursing any further advances.

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ARTICLE VI
CONDITIONS PRECEDENT TO LENDER’S OBLIGATIONS

Lender shall not be obligated hereunder unless the following conditions shall have been satisfied:

Section 6.1 No Material Adverse Change

The obligation of Lender to close and to fund and disburse the Loan is subject to (a) there not occurring or becoming known to Lender any Material Adverse Change, or (b) the representations, covenants and warranties made in Article II and Article III hereof shall be true and correct in all material respects.

Section 6.2 Exchange Agreement.

The Exchange Agreement shall have been duly executed and delivered by the Borrower.

Section 6.3 Additional Documentation and Information

Lender shall have received such other documentation, information, opinions of counsel, assurances and other items pertaining to Borrower, the Loan and/or the Collateral as Lender, in its sole but reasonable discretion, may require, all of which shall be reasonably satisfactory to Lender.

ARTICLE VII
GENERAL PROVISIONS

The following provisions shall be applicable throughout the term of this Agreement:

Section 7.1 No Waiver

No advance shall constitute a waiver of any of the conditions of Lender’s obligation to make, or of Lender’s obligation to disburse, further advances nor, in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided if the failure if the failure of such condition constitutes an Event of Default.

Section 7.2 Conditions for Sole Benefit of Lender

All conditions to the obligations of Lender to make, and of Lender to disburse, advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make, or Lender to disburse, advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender, as applicable, at any time if in its sole discretion it deems it advisable to do so, it being further understood that Lender shall have no obligation to see to it that the Improvements are properly and/or timely completed.

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Section 7.3 Notices

All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent by overnight nationwide commercial courier service, or sent by personal delivery, addressed to the parties as follows:

(a)	If to Lender:

Landwin Partners Fund I, LLC
c/o Landwin Management, LLC
17200 Ventura Boulevard, Suite 206
Encino, California 91316
Attn: Martin Landis

(b)	If to Borrower:

32nd St. Landis Family Holdings LLC
c/o Landwin Management, LLC
17200 Ventura Boulevard, Suite 206
Encino, California 91316
Attn: Martin Landis

or at such other address of which it shall notify the party giving such notice in writing. Notices delivered by overnight nationwide commercial courier service shall be deemed given or served one (1) business day after the date of delivery thereof to said courier or when actually received by personal delivery. Rejection or refusal to accept, or inability to deliver because of changed addresses or because no notice of changed address was given, shall be deemed a receipt of such notice.

Section 7.4 Amendments

Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 7.5 Indemnification

Borrower agrees to indemnify each Indemnified Party with respect to any claims against such Indemnified Party relating to the Loan or the Collateral, except due to such Indemnified Party’s willful misconduct or gross negligence.

Section 7.6 Note; Pledge Agreements

The Loan shall be evidenced by and repaid in accordance with the Note. The performance of Borrower’s obligations under the Note and this Agreement shall be secured by the Pledge Agreements.

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ARTICLE VIII
PARTICULAR PROVISIONS

The foregoing Articles of this Agreement are subject to the following further provisions:

Section 8.1 Assignment

(a) Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of Lender. The rights and obligations of Lender under this Agreement are assignable in part or wholly and any assignee of Lender shall succeed to and be possessed of the rights of Lender hereunder to the extent of the assignment made, including the right to make advances to Borrower in accordance with this Agreement.

Section 8.2 Jurisdiction

Borrower irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document. Borrower hereby agrees that Lender shall have the option in its sole discretion to lay the venue of any such suit, action or proceeding in the courts of the State of New York sitting in New York City or the federal District Court for the Southern District of New York, and irrevocably waives to the fullest extent permitted by law any objection which Borrower may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient form. Borrower agrees that a final judgment of any such suit, action or proceeding brought in such a court shall be conclusive and binding upon Borrower.

Section 8.3 Service of Process

Borrower hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested, or by overnight courier service, to the address of Borrower set forth in or referred to in Section 7.3. Borrower hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.

Section 8.4 WAIVER OF TRIAL BY JURY

LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, OR COUNSEL TO LENDER, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ADMINISTRATIVE AGENT OR A LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

Section 8.5 Governing Law

This Agreement shall, without regard to place of contract or payment, be construed in accordance with and governed by the internal laws (and, except for Section 5-1401 (Choice of Law) of the General Obligations Law of the State of New York, not the law of conflicts) of the State of New York.

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Section 8.6 Severability

In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Lender, not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

Section 8.7 Headings Descriptive

Section headings have been inserted in this Agreement and the other Loan Documents for convenience only and shall in no way affect the meaning or construction of any provision hereof or thereof.

Section 8.8 Counterparts

This Agreement and the other Loan Documents may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of this Agreement or any other Loan Document to produce or account for more than one counterpart signed by the party to be charged.

Section 8.9 Definitions Include Amendments.

Definitions contained in this Agreement which identify documents, including the other Loan Documents, shall be deemed to include all amendments and supplements to such documents entered into from time to time with the consent of Lender. Reference to this Agreement in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

Section 8.10 Full Recourse

The Loan shall be fully recourse to Borrower but not to (a) any Affiliate of Borrower, (b) any direct or indirect member, partner, shareholder or other constituent owner of Borrower or any Affiliate of Borrower, or (c) any officer, director, manager, employee or agent of (i) Borrower, (ii) any Affiliate of Borrower or (iii) any direct or indirect member, partner, shareholder or other constituent owner of Borrower or any Affiliate of Borrower.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BORROWER:

32ND ST. LANDIS FAMILY HOLDINGS LLC

By:
Name:
Title:

LENDER:

LANDWIN PARTNERS FUND I, LLC

By:
Name:
Title:

[Signature Page to Mezzanine Loan Agreement]